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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 21, 2000 (except Note 15, as to which the date is February 6, 2001), in the Registration Statement (Form S-1 No. 333-54086) and related Prospectus of IASIS Healthcare Corporation dated February 13, 2001.



                                                          Ernst & Young LLP


Nashville, Tennessee
February 13, 2001



The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 15 to the financial statements.




                                                          /s/ Ernst & Young LLP